Exhibit 10.2

Notice of Grant of Performance Stock Unit Award	BROADCOM INC.
Under the Broadcom Inc. 2012 Stock Incentive Plan	1320 Ridder Park Drive San Jose, CA 95131

GRANTEE NAME: Hock E. Tan	Grant Date:	April 5, 2021
GRANTEE ID: GRANT NUMBER:	Number of Performance Stock Units:	59,800
The maximum number of shares that may be issued in respect of the Performance Stock Units is 179,400 shares.
On the grant date shown above (the “Grant Date”), Broadcom Inc., a Delaware corporation (the “Company”), granted to the grantee identified above (“you” or the “Participant”) the number of performance stock units shown above (the “PSUs” or “Performance Stock Units”) under the Broadcom Inc. 2012 Stock Incentive Plan, as proposed to be amended at the annual meeting of the Company’s stockholders in 2021 (the “Plan”). If and when it vests, each PSU entitles you to receive a number of shares of the Company’s common stock (each, a “Share”) as determined below.
The number of Shares issuable following the Performance Period (as defined in Exhibit A) shall be determined by multiplying the Achievement Factor (as determined in accordance with Exhibit A) by the total number of PSUs shown above, if you have not incurred a Termination of Services prior to the earlier of (a) October 29, 2023 and (b) the Retirement Date (as defined in the attached Performance Stock Unit Award Agreement) (such earlier date, the “Vesting Date”) and subject to the additional terms set forth in the attached Performance Stock Unit Award Agreement.
The PSUs are subject to stockholder approval at the annual meeting of the Company’s stockholders in 2021 of the amended and restated Broadcom Inc. 2012 Stock Incentive Plan. If such approval is not obtained, then this award shall be cancelled and you shall have no rights hereunder. In no event will any Shares be issued before such stockholder approval is obtained.
By accepting this award electronically through the Plan service provider’s online grant acceptance process:
(1) You agree that the PSUs are governed by this Notice of Grant and the attached Performance Stock Unit Award Agreement (including the Exhibits thereto and together with the Notice of Grant, the “Agreement”) and the Plan.
(2) You have received, read and understand the Agreement, the Plan and the prospectus for the Plan.
(3) If you are an employee providing services in the U.S., you agree in Section 3.12 of the Agreement to the arbitration agreement contained in Exhibit B of the Agreement, which requires you to arbitrate most disputes with the Company or any subsidiary.
(4) You agree that the Company, in its sole discretion, may satisfy any withholding obligations in respect of the PSUs and any other performance stock units or restricted stock units, if any, granted to you prior to the Grant Date under the Plan or any other Company equity incentive plan (each, a “Prior Award”) in accordance with Section 2.6 of the Agreement by (i) withholding Shares issuable to you upon vesting of the PSUs or such Prior Award, (ii) instructing a broker on your behalf to sell Shares otherwise issuable to you upon vesting of the PSUs or such Prior Award and submit proceeds of such sale to the Company or (iii) using any other method
1

permitted by Section 2.6 of the Agreement, the Plan or the equity incentive plan pursuant to which such Prior Award was granted.
(5) You agree to accept as binding all decisions or interpretations of the Plan Administrator or its delegate regarding any questions relating to the Plan or the Agreement.
(6) You have read and agree to comply with the Company’s Insider Trading Policy.
(7) Notwithstanding anything in the Agreement to the contrary, you agree that if the stockholder approval described above is not obtained, this award will be cancelled and you will have no rights hereunder, and you will not receive any Shares or other consideration under this award.
Capitalized terms not specifically defined in this Notice shall have the meanings specified in the Plan or the Agreement.
2

BROADCOM INC.
2012 STOCK INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT
Broadcom Inc., a Delaware corporation (the “Company”), pursuant to the Broadcom Inc. 2012 Stock Incentive Plan, as proposed to be amended at the annual meeting of the Company’s stockholders in 2021 (the “Plan”), has granted to the grantee indicated in the attached Notice of Grant (the “Notice of Grant”) an award of performance stock units (“Performance Stock Units” or “PSUs”). The PSUs are subject to all of the terms and conditions set forth in this Performance Stock Unit Award Agreement (including the Exhibits hereto and together with the Notice of Grant, the “Agreement”) and the Plan.
ARTICLE I
GENERAL
1.1Defined Terms. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Plan or in the Notice of Grant, unless the context clearly requires otherwise.
(a)“Permanent Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
(b)“Retirement” shall mean the voluntary termination of Participant’s employment with the Company and any Subsidiary (a) which is effective on or after the last day of the fiscal year in which the PSUs were granted; (b) for which the Participant provided a timely Retirement Notice to the Company’s Chief Legal Officer, (c) which is effective after Participant has reached seventy (70) years of age and achieved at least fifteen (15) years of service with the Company and its affiliates, and (d) for which the termination also constitutes a “separation from service” within the meaning of Section 409A of the Code. For the avoidance of doubt, Participant shall not be precluded from effecting a Retirement as a result of Participant’s continued service as a non-employee director on the Board or provision of consulting services to the Company, provided that the foregoing conditions are met.
(c)“Retirement Date” shall mean the date Participant ceases to be employed by the Company due to Retirement.
(d)“Retirement Notice” shall mean a written notice provided from the Participant to the Company’s Chief Legal Officer at least 30 days prior to the Retirement Date, which notice sets forth Participant’s intent to effect a voluntary termination by reason of Retirement and the intended Retirement Date.
(e)“Retirement Notice Date” shall mean the date the Company’s Chief Legal Officer receives the Retirement Notice.
(f)“Termination of Consultancy” shall mean the time when the engagement of Participant as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, disability, or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-

establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Plan Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.
(g)“Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Plan Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.
(h)“Termination of Services” shall mean Participant’s Termination of Consultancy or Termination of Employment.
1.2General. Subject to the stockholder approval described in the Notice of Grant, each Performance Stock Unit represents the right to receive a number of Shares determined in accordance with this Agreement if and when it vests. The Performance Stock Units shall not be treated as property or as a trust fund of any kind.
1.3Incorporation of Terms of Plan. PSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II

GRANT OF PERFORMANCE STOCK UNITS
2.1    Grant of PSUs. In consideration of your continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice of Grant (the “Grant Date”), the Company granted to you the number of PSUs set forth in the Notice of Grant, subject to the stockholder approval described in the Notice of Grant.
2.2    Company’s Obligation to Pay. Subject to and until the PSUs will have vested in the manner set forth in Article II hereof, you will have no right to payment of any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3    Vesting Schedule. Subject to Sections 2.4 and 3.12, your PSUs will vest and become nonforfeitable according to the vesting schedule set forth in the Notice of Grant as long as you have not had a Termination of Services prior to the earlier of (a) October 29, 2023 and (b) the Retirement Date (such earlier date being the “Vesting Date”). Notwithstanding the foregoing, in the event of your Termination of Services due to your death or Permanent Disability prior to the Vesting Date, 100% of the

PSUs shall automatically vest and you shall be entitled to receive a number of Shares equal to such number of PSUs shown in the Notice of Grant.
2.4    Change in Control Treatment. In the event of a Change in Control prior to the end of the Performance Period (as defined in Exhibit A), the Performance Period shall be shortened to end at such date within ten (10) days prior to the closing of the Change in Control as determined by the Plan Administrator, the Achievement Factor shall be calculated on a date occurring prior to the closing of the Change in Control, as determined by the Plan Administrator, in its sole discretion, and the Performance Stock Units will vest on the Vesting Date if you have not incurred a Termination of Services prior to the Vesting Date, with the number of Shares to be issued upon such vesting determined using the Achievement Factor calculated in accordance with this Section 2.4. For the avoidance of doubt, the Performance Stock Units shall be subject to any accelerated vesting applicable to such Performance Stock Units under any change in control plan you participate in or any change in control agreement you are party to, in each case, in accordance with the terms thereof and using the Achievement Factor determined in accordance with this Section 2.4.
2.5    Forfeiture, Termination and Cancellation upon Termination of Services. Except for your Termination of Services due to your death or Permanent Disability set forth in Section 2.3, upon your Termination of Services prior to the Vesting Date for any or no reason, the PSUs will be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and you, or your beneficiary or personal representative, as the case may be, shall have no further rights hereunder. In addition, any PSUs that do not vest in accordance with the Notice of Grant and Exhibit A will be automatically forfeited, terminated and cancelled as of the Determination Date applicable to such PSUs without payment of any consideration by the Company, and you, or your beneficiary or personal representative, as the case may be, shall have no further rights hereunder. For the avoidance of doubt, the Performance Stock Units shall be subject to any accelerated vesting applicable to such Performance Stock Units under any severance agreement between you and the Company. Further, unless otherwise determined by the Plan Administrator, your employment or service for a portion or a substantial portion, of the vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Services as provided in this Section 2.5 or under the Plan.
2.6    Payment after Vesting.
        (a)    On or before the sixtieth (60th) day following the Vesting Date (or, in the event of your Termination of Services prior to the Vesting Date due to your death or Permanent Disability, the date of such Termination of Services), the Company shall deliver to you that number of Shares, if any, issuable in accordance with the Notice of Grant (or Section 2.3, in the event of your Termination of Services due to your death or Permanent Disability); provided that such delivery shall instead occur as soon as practicable (but in any event no later than the tenth (10th) business day) after the Retirement Date if you cease to be employed by the Company due to a Retirement. Notwithstanding the foregoing, in the event Shares cannot be issued because of the failure to meet one or more of the conditions set forth in Section 2.8(a), (b) or (c) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Plan Administrator determines that Shares can again be issued in accordance with Sections 2.8(a), (b) and (c) hereof. Notwithstanding any discretion in the Plan, the Notice of Grant or this Agreement to the contrary, upon vesting of the PSUs, Shares will be issued, if at all, as set forth in this section. In no event will the PSUs be settled in cash.
    (b)     Notwithstanding anything to the contrary in this Agreement or the agreements evidencing any Prior Awards, the Company shall be entitled to require you to pay any sums required by applicable law to be withheld with respect to the PSUs, the issuance of Shares or with respect to any Prior

Awards. Such payment shall be made in such form of consideration as determined by the Company in its sole discretion, including:
        (i)     Cash or check;
        (ii)    Surrender or withholding of Shares otherwise issuable under the PSUs or Prior Awards, as applicable, and having an aggregate fair market value on the date of delivery sufficient to meet the withholding obligation, as determined by the Company in its sole discretion;
        (iii)    Other property acceptable to the Company in its sole discretion (including cash resulting from a transaction (a “Sell to Cover”) in which the Company, on your behalf, instructs Fidelity Stock Plan Services, LLC or one of its affiliates or another agent selected by the Company (collectively, the “Agent”) to sell a number of Shares issued to you sufficient to meet the withholding obligation, as determined by the Company in its sole discretion, and to remit proceeds of such sale to the Company sufficient to satisfy the withholding obligation); or
        (iv)     By deduction from other compensation payable to you.
If the Company requires or permits a Sell to Cover:
        (A)     You hereby appoint the Agent as your agent and direct the Agent to (1) sell on the open market at the then prevailing market price(s), on your behalf, promptly after any PSUs (or Prior Awards) vest, such number of the Shares that are issued in respect of such PSUs (or subject to or issued in respect of such Prior Awards) as the Agent determines will generate sufficient proceeds to cover (x) any estimated tax, social insurance, payroll, fringe benefit or similar withholding obligations with respect to such vesting and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) in the Company’s discretion, apply any remaining funds to your federal tax withholding or remit such remaining funds to you.
        (B)    You hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of Shares to be sold pursuant to subsection (A) above. You understand that to protect against declines in the market price of Shares, the Agent may determine to sell more than the minimum number of Shares needed to generate the required funds.
        (C)    You understand that the Agent may effect sales as provided in subsection (A) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to your account. In addition, you acknowledge that it may not be possible to sell Shares as provided in subsection (A) above due to (1) a legal or contractual restriction applicable to the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell Shares, you will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (A) above.
        (D)     You acknowledge that, regardless of any other term or condition of this Section 2.6(b), neither the Company nor the Agent will have any liability to you for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control, or (3) any claim relating to the timing of any Sell to Cover, the price at which Shares are sold in any Sell to Cover, or the timing of the delivery to you of any Shares following any Sell to Cover. Regardless of the Company’s or any Subsidiary’s actions in connection with tax withholding pursuant to this Agreement, you acknowledge that the ultimate responsibility for any and all tax-related items imposed on you in connection with any aspect of the PSUs (and any Prior Awards) and any Shares issued upon vesting of the PSUs (or subject to or issued in respect of your Prior Awards) is and remains your responsibility and liability. Except as expressly stated herein, neither the Company nor any Subsidiary makes any commitment to structure the PSUs (or any Prior Award) to reduce or eliminate your liability for tax-related items.
(E)    You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.6(b). The Agent is a third-party beneficiary of this Section 2.6(b).
This Section 2.6(b) shall survive termination of this Agreement until all tax withholding obligations arising in connection with this Award have been satisfied.
The Company shall not be obligated to deliver any Shares to you unless and until you have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes required to be withheld in connection with the grant, vesting or settlement of the PSUs.
    2.7    Rights as Stockholder. As a holder of PSUs you are not, and do not have any of the rights or privileges of, a stockholder of the Company, including, without limitation, any dividend rights or voting rights, in respect of the PSUs and any Shares issuable upon vesting or settlement thereof unless and until such Shares shall have been actually issued by the Company to you. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.2 of this Agreement.

    2.8    Conditions to Delivery of Shares. Subject to Section VII of Article Four of the Plan, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder prior to fulfillment of all of the following conditions:

        (a)    The admission of such Shares to listing on all stock exchanges on which the Shares are then listed;

        (b)    The completion of any registration or other qualification of such Shares under any state, federal or foreign law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Plan Administrator shall, in its absolute discretion, deem necessary or advisable;

        (c)    The obtaining of any approval or other clearance from any state, federal or foreign governmental agency which the Plan Administrator shall, in its absolute discretion, determine to be necessary or advisable;

        (d)    The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.6 hereof; and

        (e)    The lapse of such reasonable period of time following a Vesting Date or the date of your Termination of Services due to your death or Permanent Disability as the Plan Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE III
OTHER PROVISIONS
    3.1    Administration. The Plan Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Plan Administrator in good faith shall be final and binding upon you, the Company and all other interested persons. No member of the Plan Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.
3.2    Adjustments Upon Specified Events. In addition, upon the occurrence of certain events relating to the Shares contemplated by Section V.E of Article One or any change in control provisions in the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Plan Administrator shall make such adjustments as the Plan Administrator deems appropriate in the number of Performance Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Performance Stock Units. You acknowledge that the PSUs are subject to modification and termination in certain events as provided in this Agreement and Articles One and Three of the Plan.
3.3    Grant is Not Transferable. Your PSUs may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the PSUs, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the PSUs will terminate immediately and will become null and void.
    3.4    Notices. Except as otherwise provided above, any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at the Participant’s last address reflected on the Company’s records, including any email address. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice to the Company shall be deemed given when actually received. Any notice given by the Company shall be deemed given when sent via email or 5 U.S. business days after mailing.
3.5    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.6    Governing Law; Severability. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
    3.7    Conformity to Securities Laws. You acknowledge that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.8    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Plan Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without your prior written consent.
    3.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
    3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Exchange Act, the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by and necessary to comply with applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
    3.11    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall be interpreted as forming an employment or service contract with the Company or any Parent or Subsidiary or as conferring upon you any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
    3.12    Dispute Resolution. By accepting the PSUs, if you are an employee providing services in the U.S., you agree to the provisions of, and to be bound by, the Broadcom Inc. Employment Arbitration Agreement attached as Exhibit B hereto (the “Arbitration Agreement”). In the event you violate the Arbitration Agreement, any unvested PSUs will thereupon be cancelled for no consideration.
    3.13    Entire Agreement. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
    3.14    Section 409A. The PSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Plan Administrator determines that the PSUs (or any portion thereof) may be subject to Section 409A, the Plan Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Plan Administrator determines are necessary or appropriate either for the PSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
    3.15    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

* * * * *

EXHIBIT A
TO BROADCOM INC.
2012 STOCK INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT

PERFORMANCE CRITERIA AND MEASUREMENT

1.Definitions.
For the purposes of the charts, calculations and conditions below:
a.“Average Market Value,” with respect to a company, shall mean the average closing trading price of a company’s shares on the principal exchange on which such shares are then traded, during the 30 consecutive calendar days ending on (and including) a specified date, as reported by the applicable principal exchange on which such company’s shares are listed or quoted, or by such other authoritative source as the Plan Administrator may determine.
b.“Relative TSR” shall mean the Company’s TSR relative to the TSR of the companies that comprise the S&P 500 Index as of the last day of the Performance Period, expressed as a percentile.
c.“TSR” means the compound annual total stockholder return of the Company (or of a company in the S&P 500 Index, as applicable), as measured by the change in the price of a Share (or the publicly traded securities of a company in the S&P 500 Index, as applicable) over the Performance Period (positive or negative), calculated based on the Average Market Value on the first day of the Performance Period as the beginning share price, and the Average Market Value on the last day of the Performance Period as the ending share price, and assuming dividends (if any) are reinvested based on the price of a Share (or the publicly traded securities of a company in the S&P 500 Index, as applicable) in accordance with the “gross” or “total” return methodology as defined by S&P Dow Jones.
2. Performance Period.  The performance period shall begin on November 2, 2020 and end on the earlier of (x) October 29, 2023 and (y) the Retirement Notice Date if you cease to be employed by the Company due to Retirement (the “Performance Period”). Pursuant to Section 2.3 of the Agreement, as long as you have not had a Termination of Services prior to the earlier of (a) October 29, 2023 and (b) the Retirement Date, this Award shall vest.

3.Achievement Factor. As soon as administratively practicable, and in any event within 60 days, following the end of the Performance Period, the Plan Administrator shall determine the Relative TSR for the Performance Period and calculate the Achievement Factor (such date of determination, the “Determination Date”). For the purposes hereof, “Achievement Factor” shall mean that factor determined under the table below.
A – 1

Relative TSR	Achievement Factor
Below the 25th percentile of the S&P 500	0
At the 25th percentile of the S&P 500	0.25
At the 50th percentile of the S&P 500	1.0
At or above the 75th percentile of the S&P 500	3.0

If the Relative TSR achieved during the Performance Period is between two of the levels set forth in the tables above, the Achievement Factor shall be determined using linear interpolation. For the avoidance of doubt, the Shares issuable in respect of the PSUs shall in no event exceed three times the number of PSUs shown in the Notice of Grant, and in the event the Relative TSR for the Performance Period is less than the 25th percentile, the Achievement Factor shall be 0 (i.e., no linear interpolation between the two lowest Relative TSR achievement levels set forth in the tables above). If our absolute TSR is negative for the Performance Period, then the maximum number of Shares issuable in respect of the PSUs is 100% of the number of PSUs shown in the Notice of Grant.
For the avoidance of doubt, the Achievement Factor shall apply to the entire grant of PSUs (and not pro-rata) if the Performance Period ends due to your Retirement.

A – 2

EXHIBIT B

BROADCOM INC. EMPLOYMENT ARBITRATION AGREEMENT

Broadcom Inc., together with all direct and indirect subsidiaries of Broadcom Inc., including the Broadcom Inc. entity by which Participant is employed (collectively, the “Company”) has adopted this Employment Arbitration Agreement (the “Agreement”) to govern all disputes between the Company and Participant except for those excluded in Section 3 below.

1.General Intent of the Parties. It is the intent of the Company and the Participant that all disputes between the Company and Participant arising out of or relating to Covered Claims will, to the fullest extent permitted by law, be resolved by final and binding arbitration. The Company and Participant further intend and agree that this Agreement is expressly made for the benefit of both parties to this Agreement and each affiliate, subsidiary, sister company, parent, successor, and assign included within the definition of Company, and that each Company entity that is not a signatory to this Agreement is an intended third party beneficiary of this Agreement, shall be entitled to the rights and benefits of the Agreement, and may enforce its provisions as if it were a party or signatory to the Agreement. This Agreement is governed by the Federal Arbitration Act (“FAA”), 9 U.S.C. §§ 1 et seq., and evidences a transaction involving interstate commerce.

2.Covered Claims. “Covered Claims” include any and all disputes, claims, or controversies between the Company and any Participant (or between one or more Participants, employees and any present or former officer, director, agent, or employee of the Company or any parent, subsidiary, or other entity affiliated with the Company) arising out of, relating to, or resulting from Participant’s employment, compensation (including equity awards or employment-related benefits), termination of employment, breach of this Agreement, or any other employment-related dispute. Covered Claims include, without limitation, contract claims, tort claims, common law claims and claims based on any federal, state or local law, statute, or regulation, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family Medical Leave Act, and any other applicable federal or state law or regulation or local ordinance governing employment and compensation, but excluding Excluded Claims.

3.Excluded Claims. Excluded Claims are not subject to arbitration under this agreement. “Excluded Claims” include (a) claims for unemployment, state disability insurance, and workers’ compensation benefits, (b) claims under the National Labor Relations Act, (c) administrative claims for unpaid wages or waiting time penalties before the California Division of Labor Standards Enforcement and any other administrative claims that an employee cannot, as a matter of law, be required to assert solely by arbitration; provided, however, that any appeal from an award or from denial of an award by any administrative agency with primary jurisdiction shall be arbitrated pursuant to the terms of this Agreement; (d) to the extent Defense Federal Acquisition Regulation (DFARS) 252.222-7006 applies to the Company entity that employs Participant, any claims under Title VII of the Civil Rights Act of 1964, or any tort arising out of sexual harassment or sexual assault, including assault and battery, intentional infliction of emotional distress, false imprisonment, or negligent hiring, supervision, or retention, except that this exclusion shall not apply if the Secretary of Defense has waived the applicability of the restrictions of paragraph (b) of DFARS 252.222-7006 in accordance with DFAR Supplement 222.7404 or Employee’s employer is not a “Covered subcontractor” subject to DFAR 252.222-7006, unless the Participant further consents to arbitration after the time the dispute arises; and (e) representative actions brought on behalf of others under the Private Attorneys General Act of 2004, California Labor Code section

2698, et seq., to the extent that such an action can only be brought by the state or its representatives, where any resulting judgment is binding on the state, and where any alleged monetary penalties largely go to state coffers. Notwithstanding any provisions of this Agreement, a claim may be brought before and remedies awarded by a federal, state or local administrative agency if applicable law permits the agency to prosecute or adjudicate the claim notwithstanding the existence of an agreement to arbitrate that is governed by the FAA. Such administrative claims include without limitation claims or charges brought before the Equal Employment Opportunity Commission, the U.S. Department of Labor, or the National Labor Relations Board. Nothing in this Agreement shall be deemed to preclude or excuse a party from bringing an administrative claim before any agency in order to fulfill the party’s obligation to exhaust administrative remedies before making a claim in arbitration.

4.Provisional Remedies. This Agreement does not limit the right of the Company or Participant to seek any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect the Company’s or Participant’s rights and interests pending the outcome of an arbitration, including but not limited to claims for violation of any non-disclosure or other agreement between Participant and the Company for the protection of confidential and proprietary information and trade secrets and/or invention assignment.

5.Arbitration. Participant and the Company agree that Covered Claims shall be resolved by final and binding arbitration pursuant to the FAA in the county in which the Participant currently works or last worked for the Company. The arbitration will be conducted by a single, neutral arbitrator in accordance with the JAMS (Judicial Arbitration and Mediation Service) Employment Arbitration Rules and Procedures, which can be found at www.jamsadr.com, or by any other arbitration provider mutually agreed by the Company and Participant. The arbitrator will be selected in accordance with JAMS’s applicable arbitrator selection rules, or the selection rules of any other agreed arbitration provider. The Company and Participant shall be entitled to more than minimal discovery and the arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

6.Enforcement. Either the Company or Participant may bring an action in court to compel arbitration under this Agreement and to confirm or enforce an arbitration award, and shall be entitled to recover fees and costs associated with any such motion to compel arbitration or to enforce an arbitration award. Otherwise, except as provided in Section 4, above, neither the Company nor Participant shall initiate or prosecute any lawsuit or claim in any way related to any arbitrable claim, including without limitation any claim as to the making, existence, validity, or enforceability of this Agreement.

7.Governing Law. This Agreement shall be governed by and enforceable pursuant to the FAA. Other than with respect to disputes regarding the arbitrability of Covered Claims or the enforcement of this Agreement, both of which shall be governed exclusively by the FAA, the arbitrator shall apply the same substantive law to Covered Claims, with the same statutes of limitation and the same remedies, that would apply if the claims were brought in a court of law. The arbitrator shall have the exclusive authority to resolve any dispute relating to the arbitrability of any individual claim or the enforceability or formation of this Agreement, with the exception of disputes concerning the applicability, interpretation, construction, or validity of the class action waiver described in paragraph 10 below, which shall be decided by a court of competent jurisdiction, and not by the arbitrator.

8.Costs of Arbitration. The Company shall pay all costs unique to arbitration, including without limitation arbitration administrative fees, arbitrator compensation and expenses, and costs of any witnesses called by the arbitrator (“Arbitration Costs”). Unless otherwise ordered by the arbitrator under applicable law, the Company and Participant shall each bear his, her or its own expenses, such as expert witness fees and attorneys’ fees and costs. Nothing herein shall prevent the Company or Participant from seeking a statutory or contractual award of reasonable attorneys’ fees and costs.

9.Waiver of Right to Jury Trial; Class Action Waiver. THE COMPANY AND PARTICIPANT UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY COVERED CLAIMS. EXCEPT AS OTHERWISE REQUIRED BY LAW, BOTH PARTICIPANT AND THE COMPANY EXPRESSLY INTEND AND AGREE THAT: (A) CLASS ACTION AND COLLECTIVE ACTION PROCEDURES SHALL NEITHER BE ASSERTED NOR APPLY IN ANY ARBITRATION CONDUCTED PURSUANT TO THIS AGREEMENT; (B) NEITHER PARTY WILL ASSERT, AND EACH PARTY HEREBY WAIVES, ITS RIGHT TO PURSUE OR PARTICIPATE IN CLASS OR COLLECTIVE ACTION CLAIMS AGAINST THE OTHER IN ARBITRATION OR ANY OTHER FORUM; AND (C) THE PARTIES SHALL ONLY SUBMIT THEIR OWN, INDIVIDUAL CLAIMS IN ARBITRATION AND WILL NOT SEEK TO REPRESENT THE INTERESTS OF ANY OTHER PERSON. THE ARBITRATOR SHALL HAVE NO JURISDICTION OR AUTHORITY TO COMPEL ANY CLASS OR COLLECTIVE CLAIM, TO CONSOLIDATE DIFFERENT ARBITRATION PROCEEDINGS, OR TO JOIN ANY OTHER PARTY TO AN ARBITRATION BETWEEN THE COMPANY AND PARTICIPANT.

10.Confidentiality. Notwithstanding anything in this Arbitration Agreement or the JAMS Rules, and except when disclosure is prohibited by law, if the disputes subject to arbitration under this Agreement involve alleged acts of sexual assault, sexual harassment as defined under California Civil Code section 51.9, workplace sexual harassment, workplace sex discrimination, the failure to prevent acts of workplace sexual harassment or sex discrimination, or retaliation against a person for reporting sexual harassment or sex discrimination, the parties shall be free to disclose that they have a dispute, the nature of that dispute, and factual information regarding that dispute, all without regard to any confidentiality obligations created by this Agreement or the JAMS rules. Otherwise, all arbitration proceedings under this Agreement shall be private and confidential, except as prohibited by law or where disclosure is required by law or necessary to enforce an award issued by the arbitrator. The arbitrator shall maintain the confidentiality of the arbitration to the extent applicable law and this provision permit and shall have the authority to make appropriate rulings to safeguard that confidentiality.

11.At-Will Employment. Nothing in this Agreement is intended to or shall modify the at-will nature of employment at the Company.

12.Severability and Survival. If any provision of this Agreement shall be held by a court or the arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. The Company’s and Participant’s obligations under this Agreement shall survive the termination of the employment relationship.

13.Complete Agreement. This Agreement contains a full and complete statement of the agreements and understandings as between the Company and Participant regarding resolution of disputes between them, and supersedes and replaces all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this Agreement.

14.Opportunity to Consult with Counsel. PARTICIPANT ACKNOWLEDGES AND AGREES THAT PARTICIPANT WAS AFFORDED THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH LEGAL COUNSEL AND HAS EITHER TAKEN ADVANTAGE OF THAT OPPORTUNITY, OR VOLUNTARILY DECLINED TO DO SO.